EMPLOYMENT AGREEMENT
                          (DUAL CAPACITY AS DIRECTOR)

        This employment agreement is between AJOL Co., Ltd.("AJOL") and Masao Yamamoto ("Yamamoto"):
        AJOL

        Name: AJOL, Inc.
        By:     Yoshihiro Aota, Representative Director      (CORPORATE SEAL)
        Address: 52-2 Jingu-mae, Shibuya-ku, Tokyo

        Yamamoto
        Name: Masao Yamamoto               (SIGNATURE AND PERSONAL SEAL)
        Address: 1-18-86 Megurita-cho, Higashi Murayama-city, Tokyo


        1. Purpose
            1.1Yamamoto has been engaged to provide services
               described in Section 2 below and AJOL will compensate Yamamoto for such services.

        1.  Services to be provided

        2. Yamamoto will carry out the responsibilities assigned to him by AJOL in the areas of sales, operations, administration, finance, manufacturing, logistics and distribution, recruiting, R&D and others.

        3.  Place of employment

        4. Standard place of employment be in Tokyo and adjacent Kanto prefectures.

        5.  Working hours
            4.1 Standard hours will be from 8:00 a.m. to 5:00 p.m.
            4.2 Late shift hours will be from 1 0:00 p.m. from 1:00 p.m.
            4.3 Holiday shifts will be from 9:00 a.m. to 5:00 p.m.
            4.4 Recess for standard working hours will be from 12:00 p.m. to
                1:00 p.m. and from 3:00 p.m. to 3:20 p.m. If working beyond 8:00 p.m. on a standard hours shift day, there will another recess from 6:00 p.m. Recess during late shift from 3:00 p.m. to 3:20 p.m., and from 6:00 p.m. to 7:00 p.m.
            4.5However, the working and recess hours may be
               changed, depending on the needs required by the business of the Company.

        1.  Standard days off
            2. Standard days off will be Saturdays, Sundays, national holidays and other days determined by AJOL.
            3. However, Yamamoto may be required to work on standard days off and given a compensating days off depending on the needs required by the business of the Company.
            4. Except in an emergency, Yamamoto will be given at least one-month notice when he is required to work on standard days off -
            5. When working on a standard days off is required, the compensating days off will also be notified.

        6. Adherence to working hours
               Adherence to working hours will be self-imposed. Absences greater than half a day or working on a day off shall be reported on a prescribed form to AJOL. Coming into the office after 1:00 pm or departing before 12:00 p.m. shall be considered to be an absence greater than half a day.

        1. Annual Paid vacation
            2. Annual paid vacations will become vested three months
               after commencement of employment, providing an attendance greater than 80% is achieved, Paid vacations may be taken from the first day of the month following vesting at the rate of 1 0 days per year and 1 additional day per year for each additional year worked




                                  EXHIBIT 10.1

                 (2 additional days per year after employment of 3 years and 3 months), up to a maximum of 20 days per year.

            3. Approval of the president is required at least one day before commencement of the vacation in writing. If the president has left the office, notice shall be submitted to the president by a facsimile to the president's residence and when a facsimile cannot be used, notice is submitted by leaving a message on the president's cellular phone.

            4. When there is no notification by the preceding clause, it is considered to be an unauthorized absence and cannot be changed to annual paid holidays.

            5. Once a notice for working on a standard day off is made, as specified in section 5.3 above, a paid vacation cannot be taken in the week immediately following such a date. However, if Yamamoto must take days off for unavoidable reasons, such day off may be converted to compensating days off.
        5.  Compensation

            7. Annual compensation is set at 12,000,000 yen, payable at the rate of 1,000,000 yen per month.

            8. Payment of monthly compensation is for the period from the 16th of the previous month to 15th of the current month and is payable on the 25th of the current month.

            9. Commuting allowance will be made according to company regulations.

            10. Absences greater than half day will be deducted at the rate of annual compensation divided by (365-120) per day.

            11. Business trip allowances will be paid according to company regulations.

                 1) Yamamoto will be required to submit a business trip
                    application by the day before a business trip except in an emergency situation.

                 2) The per them allowance for accommodations is 12,000 yen per day, including tax.

                 3) The per them allowance for other expenses will be 5,000 yen per day, except in cases where you will be an instructor for distributor training:



                                       Kanto 1st region 3   Outside of Kanto Ist
                                            prefectures     region 3 prefectures
                                            -----------     --------------------
                Instructor                  2,500 yen              7,500 yen
                Assistant instructor        -2,000 yen             7,000 yen
                Instructor trainee           1,500 yen             6,500 yen
                Rookie instructor           1,000 yen              6,000 yen
                Instructor assistant                               5,000yen

                 1) Actual expenses for accommodations exceeding per them will be paid when accompanying the president or customer.

                 2) Actual expenses for accommodations exceeding per them will be paid in unavoidable circumstances.

                 3) Acube events outside of the Kanto 1st region 3 prefectures in which Yamamoto carries great responsibility for the event will be treated as a regular business trip and the normal per them will be provided.,

                 4) When attending training sessions, internal
                    events, "by invitation" events sponsored by business associates, weddings of employee or business associates, only transportation and accommodations per them will be provided. The per them allowance for other expenses will not be provided.


                                  EXHIBIT 10.1

              5) The daily per them allowance for other expenses will not be paid on the departure and return dates if it is for the convenience of travel.
              6) The daily per them allowance for other expenses will be paid if the departure or return date falls on a day off.
          Sincerity and integrity
          9.1 Yamamoto will carry out the duties and responsibilities set forth by AJOL with sincerity and integrity.
      1.  Approval of Yamamoto
          10.1 Yamamoto approves and consents to this agreement.
      1.  Compensation for damages

          11.1 If AJOL suffer damages as a result of Yamamoto's intentional acts or gross negligence, Yamamoto will provide compensation for such damages. This provision will be in effect even after the termination of the remainder of the agreement.
      1.  Duration of agreement
      2.  Duration of this agreement is from July 1, 2002 to June 30, 2003.
      3. AJOL will notify Yamamoto at least 30 days before the expiration of this agreement to renew or not to renew this agreement at the termination of this agreement.
      4.  Termination of agreement
          13.1 AJOL may be released from this agreement for violation of this agreement by Yamamoto or for other cause. 13.2 AJOL may be released from this agreement with 30 days notice for unavoidable circumstances.
          13.3 Yamamoto may be released from this agreement with 14 days notice.




                                  EXHIBIT 10.1